Exhibit 23.5




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 4, 1997, (except for Note 11, as to which the date is October 1, 1997) for Allegiance Business Archives, Ltd. included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 25, 1997, and to all references to our Firm included in this registration statement.

                                          /s/ Stout, Causey & Horning, P.A.

                                              Stout, Causey & Horning, P.A.


Cockeysville, Maryland
January 5, 1998